Exhibit 10.3

PLACEMENT AGENCY AGREEMENT

February 24, 2026

PERSONAL AND CONFIDENTIAL

XWELL, Inc.

254 West 31st Street, 11th Floor

New York, New York 10001

Attn: Ezra T. Ernst, President & CEO

Dear Mr. Ernst:

This agreement (the “Agreement”) constitutes the agreement Dominari Securities LLC, a Delaware limited liability company, (“Dominari” or the “Placement Agent”) and XWELL, Inc., a Delaware corporation (the “Company”), pursuant to which the Dominari shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed private placement (the “Placement”) of (i) up to $31,333,334 of a series of convertible preferred stock of the Company to be designated as the Company’s Series H Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock”), which shall initially be convertible into 66,666,669 shares of the Company’s common stock (the “Conversion Shares”), par value $0.01 per share (the “Common Stock”), and (ii) three (3) year Common Stock Purchase Warrants (the “Warrants”) to purchase one hundred percent (100%) of the shares of Common Stock underlying the Series H Preferred Stock (the “Warrant Shares”), with an initial exercise price of $0.345 per share, at a purchase price equal to $1,000 per Series H Preferred Stock and accompanying Warrant (the “Offering Price”) to be issued pursuant to a definitive purchase agreement (the “Purchase Agreement”). The Series H Preferred Stock and the Warrants are collectively referred to herein as the “Offered Securities” and together with the Conversion Shares and Warrant Shares, the “Securities”. The terms of the Purchase Agreement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Offered Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, are collectively referred to as the “Transaction Documents.” The date of the closing of the Placement (the “Closing”) shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Offered Securities and does not ensure the successful placement of the Offered Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties, and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, Dominari shall be the exclusive placement agent in connection with the offering and sale by the Company of the Offered Securities, with the terms of such offering (“Offering” or “Financing Transaction”) to be subject to market conditions and negotiations between the Company, the Placement Agent, and the prospective Purchasers. Under no circumstances will the Placement Agent or any of its Affiliates (as defined below) be obligated to underwrite or purchase any of the Offered Securities for their own accounts or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Offered Securities and the Company shall have the sole right to accept offers to purchase Offered Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and issue and allotment of, the Offered Securities shall be made at the Closing as provided in the Purchase Agreement. As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i)            A cash success fee equal to eight percent (8.0%) of the aggregate gross cash proceeds received by the Company from the Placement (the “Cash Fee”);

(ii)           Non-callable warrants of the Company (the “Placement Agent Warrants”) issuable to the Placement Agent or its designees, simultaneously with the Closing, equal to eight percent (8.0%) warrant coverage of the gross proceeds of the Offering divided by the Offering Price, which Placement Agent Warrants shall entitle the holder thereof to purchase Common Stock the Company. The Placement Agent Warrants shall have the same terms as the warrants issued to the Purchasers in the Offering and shall have an exercise price equal to $0.345. The shares of Common Stock underlying the Placement Agent Warrants shall be included in the registration statement that registers the Conversion Shares and Warrant Shares and shall otherwise include unlimited piggyback registration rights which shall be exercisable for a period of three years after the Closing. The Placement Agent Warrants shall contain provisions for, among others, cashless exercise; and

(iii)          A non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds raised in the Offering.

The foregoing fees are due and payable to the Placement Agent immediately upon the Closing and shall be disbursed to the Placement Agent by the Escrow Agent (as that term is defined in the Escrow Agreement) simultaneously with the delivery of the proceeds of the Financing Transaction into the bank account of the Company. Any fees due to the Placement Agent, including its reimbursable expenses (including reimbursement for the Placement Agent’s legal fees) shall be included in a flow of funds memorandum, signed by all parties, to be included with the joint written instructions to be provided by the parties to the Escrow Agent, pursuant to the terms of the Escrow Agreement. For U.S. federal (and applicable state, local and non-U.S.) income tax purposes, the Cash Fee and the Placement Agent Warrants shall be treated as payments for services performed by the Placement Agent that does not give rise to redemption premiums on the Series H Preferred Stock includible in income under Treasury Regulation Section 1.305-5, and the parties hereto shall file all applicable tax returns consistent with the foregoing tax treatment of such fees.

The parties hereto agree that any agreement between the Company and any Purchaser in the Financing Transaction shall provide for a mutually acceptable escrow agreement or a direct disbursement to the Company and to the Placement Agent, to effectuate the consummation of the Financing Transaction and the payment of fees and expenses due to the Placement Agent and the issue and allotment of securities due to the Placement Agent.

In addition to payments to the Placement Agent of the compensation set forth above, and as set forth in more detail in Section 6 below, the Company shall reimburse the Placement Agent for all of its reasonable out-of-pocket expenses, which in no event shall exceed $250,000. Such expenses include, but are not limited to, expenses related to background checks, due diligence reports, and compliance (excluding blue sky and Form D), and legal and administrative expenses. All reimbursable expenses payable to the Placement Agent shall be (A) payable in cash or by wire transfer of immediately available funds to an account designated by Dominari and (B) due and payable immediately upon the Closing.

(b) The term (the “Term”) of this Agreement begins on the date hereof (the “Effective Date”) and ends on the twelve (12) month anniversary of the Effective Date.

Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable, if any, and to reimburse expenses actually incurred and reimbursable pursuant to Section 1, Section, 6, and Section 14 hereof will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory, or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(c)  In the event that any Purchaser or prospective Purchaser contacted by the Placement Agent or introduced to the Company by the Placement Agent during the Term provides financing or capital to the Company in any public or private offering or other financing or capital-raising transaction of any kind during the twenty four (24)-month period following the date of this Agreement, the Company shall pay Dominari the cash and warrant compensation set forth in this Section 1 calculated at an eight percent (8%) Cash Fee and eight percent (8%) Placement Agent Warrant coverage with respect to the gross proceeds raised from such Purchasers or prospective Purchasers. With respect to each Purchaser or prospective Purchaser contacted by the Placement Agent, without limitation, the Company acknowledges that the Placement Agent is not responsible for the actions of such Purchaser or prospective Purchaser or their agents.

(d)  The Closing of the Offering shall be conducted pursuant to the Purchase Agreement entered into between the Company and the Purchaser signatories thereto via wire transfer and such Offered Securities shall be registered in such name or names and shall be in such denominations as indicated by each respective Purchaser. The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in Purchase Agreement or other subscription documents for the Offering (the “Subscription Documents”) or the authenticity, sufficiency, or validity of any check delivered by any Purchaser in payment for the Offered Securities, nor shall the Placement Agent incur any liability with respect to any such verification or failure to verify.

(e) Lock-Ups; Stand-Still.

(i)            In connection with the Financing Transaction, at the Closing, each of the Company’s directors, executive officers, and holders of five percent (5%) or more of the Company’s Common Stock will enter into customary “lock-up” agreements in favor of the Placement Agent for a period of three (3) months after the Closing (the “Lock-Up Period”); provided, however, that any sales to third-parties by parties to the lock-ups shall be subject to the lock-up agreements and provided further, that none of such shares of Common Stock shall be saleable in the public market until the expiration of the Lock-Up Period.

(ii)           The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, it will not, for a period of six (6) months after the Closing (the “Stand-still Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities in a Variable Rate Transaction; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than as it relates to the Offered Securities sold in the Offering; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), or (iii) of this Section 1(e)(ii) is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, the entry into and/or issuance of Common Stock in an “at the market” offering with the Placement Agent as sales agent shall not be deemed a Variable Rate Transaction. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 1(e)(ii) shall not apply in respect of any Exempt Issuance. For purposes herein, “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) shares of Common Stock upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Closing Date, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144).

Section 2. Representations, Warranties, and Covenants of the Company.

(a)	The Placement Agent shall be the third-party beneficiary of the representations and warranties of the Company to the Purchasers in the Purchase Agreement.

(b)	Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(c)	The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(d)	In connection with the Offering of the Offered Securities, the Company has not published, distributed, issued, posted, or otherwise used or employed and shall not publish, distribute, issue, post, or otherwise use or employ (i) any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act (“General Solicitation”) other than with the prior written consent the Placement Agent, or (ii) any General Solicitation that constitutes a written communication within the meaning of Rule 405 under the Securities Act (“Written General Solicitation Material”). Each individual Written General Solicitation Material, if any, does not and will not conflict with the information contained in the SEC Reports (as defined below), and does not and will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)	The Company will furnish a copy of any amendment or supplement to a Written General Solicitation Material to the Placement Agent and any counsel for the Placement Agent and obtain the Placement Agent’s written consent prior to any publication, distribution, issuance, posting, or other use or employment of any such amendment or supplement.

(f)	If at any time after the date hereof and prior to the Closing, any event shall have occurred as a result of which any Written General Solicitation Material, as then amended or supplemented, would conflict with the information in the Company’s reports, schedules, forms, statements, and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “SEC Reports”), or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein or in the SEC Reports, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall become necessary to amend or supplement any Written General Solicitation Material, the Company shall promptly notify the Placement Agent and upon its request, shall use its best efforts to ensure that all purchasers or expected purchasers of the Offered Securities receive corrected Written General Solicitation Materials.

(g)	The Company represents, warrants, and agrees that all sales of the Offered Securities shall be made only to (i) an “accredited investor” as defined in 501(a) under the Securities Act, as applicable, or (ii), a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. Notwithstanding the foregoing, the Placement Agent shall use commercially reasonable efforts to assist its customers to complete the Subscription Documents.

(h)	None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale nor any compensated solicitor or any director, executive officer, or other officer of the compensated solicitor participating in the Offering (each, an ”Issuer Covered Person” and, together, ”Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a ”Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

(i)	The Company will notify the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(j)	Authorization; Enforcement.

(A)	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, including, without limitation, the issuance of the Placement Agent Warrants, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Placement Agent Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company (“Board”), or the Company’s shareholders in connection herewith or therewith. This Agreement, the Placement Agent Warrants, the Warrants, the Series H Preferred Stock, the Purchase Agreement, the Registration Rights Agreement, and the Irrevocable Instructions (as those terms are defined in the Purchase Agreement), and/or any other applicable agreement, has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(k)	Issuance of the Securities. The Offered Securities will be duly authorized and validly issued upon payment of the purchase price therefor to the Company in accordance with the terms of the Purchase Agreement, and will have the applicable rights, preferences, and priorities set forth in the Certificate of Designation (as that term is defined in the Purchase Agreement) and any other charter documents of the Company) (as the same may be amended or restated from time to time, collectively, the “Charter”). The Series H Preferred Stock, the Warrants, and the Placement Agent Warrants, as well as the Common Stock issuable upon (i) the exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”), the exercise of the Warrants (the “Warrant Shares”) and (ii) the conversion of the Series H Preferred Stock (the “Conversion Shares”), have been duly authorized and, when issued in accordance with the Placement Agent Warrants, the Warrants, and the Certificate of Designations, the Warrant Shares, Placement Agent Warrant Shares, and Conversion Shares will be duly and validly issued, fully paid and nonassessable, and the Securities will be free and clear of all liens, charges, pledges, mortgages, security interests, encumbrances, or other restrictions imposed by the Company other than restrictions on transfer provided for in this Agreement and the Placement Agent Warrant, the Warrants, and the Certificate of Designations (as that term is defined in the Purchase Agreement). The Company will reserve from its duly authorized share capital the maximum number of shares of Common Stock issuable pursuant to the exercise of the Placement Agent Warrants and the Warrants and the full conversion of all of the Series H Preferred Stock. The issuance of the Placement Agent Warrants, the Placement Agent Warrant Shares, the Series H Preferred Stock, the Conversion Shares, the Warrants, and the Warrant Shares are not subject to any preemptive rights, rights of first refusal, or other similar rights of any securityholder of the Company. No holder of the Placement Agent Warrants, the Placement Agent Warrant Shares, the Series H Preferred Stock, the Conversion Shares, the Warrants, or the Warrant Shares will be subject to personal liability solely by reason of being such a holder.

(l)	Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Purchasers in the applicable Transaction Documents is hereby incorporated herein by reference, as though fully restated herein, and is hereby made to, and in favor of, the Placement Agent.

(m)	To the extent the Company decides to proceed with the Financing Transaction, the Company will, as soon as practicable and in no event later than the times set forth in the registration rights agreement to be entered into with the Purchasers in the Placement and the Placement Agent, prepare and file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 or Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and a prospectus included therein (the “Prospectus”) covering the resale of the Placement Agent Warrant Shares, the Warrant Shares and the Conversion Shares. The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to the Purchasers, the Placement Agent, and any counsel to the Purchasers and Placement Agent. Other than any information provided by the Purchasers or Placement Agent in writing specifically for inclusion in the Registration Statement or the Prospectus, the Company will be solely responsible for the contents of its Registration Statement and Prospectus and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective purchaser of the Offered Securities, and the Company represents and warrants that such materials and such other communications will not, as of the date of each filing of the Registration Statement and any amendments or as of the date of effectiveness, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to (a) the completion of the resale of the Securities by the Purchasers or of the Placement Agent Warrant Shares by the Placement Agent or (b) such time when the Securities or the Placement Agent Warrants are able to be sold without restricted legends and without manner of sale requirements under Rule 144 of the Securities Act, an event occurs that would cause the Registration Statement or Prospectus (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify the Placement Agent and each of the Purchasers immediately of such event and the Company shall prepare a supplement or amendment to the Registration Statement or Prospectus that corrects such statement or omission.

Section 3. The Closing shall take place remotely by electronic transfer of the Closing documentation and the Transaction Documents). Subject to the terms and conditions hereof, at the Closing, payment of the purchase price for the Offered Securities sold on the Closing Date shall be made by federal funds via wire transfer, against issue and allotment of such Offered Securities, and such Offered Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the time of purchase.

All actions taken at the Closing shall be deemed to have occurred simultaneously.

The Company and Dominari may agree to conduct one or more Closings of the Offering.

Section 4. Covenants and Agreements of the Company and Placement Agent. The Company further covenants and agrees with the Placement Agent as follows: :

(a)	Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Purchasers in endeavoring to qualify the Offered Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Purchasers may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure documents. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Offered Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the applicable Securities for the offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(b)	Amendments, Supplements and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the sale of the Offered Securities and the Placement Agent Warrant Shares as contemplated in this Agreement. If during the Offering period, any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or Sichenzia Ross Ference Carmel LLP (“Placement Agent Counsel”) acting as counsel for Dominari, it becomes necessary to amend or supplement the SEC Reports in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the SEC Reports, the Company will promptly prepare an appropriate amendment or supplement to the SEC Reports, that is necessary in order to make the statements therein as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading, or so that the SEC Reports, as so amended or supplemented, will comply with law. Before amending the SEC Reports, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not distribute any such amendment or supplement to which the Placement Agent reasonably objects.

(c)	Copies of any Amendments and Supplements to the SEC Reports. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of the SEC Reports and other documents to be furnished to the Purchasers as the Placement Agent may reasonably request; provided that the Company’s filing of the SEC Reports on the Electronic Data Gathering and Analysis Retrieval system of the SEC shall be deemed to satisfy this covenant.

(d)	Transfer Agent. The Company will maintain, at its expense, a transfer agent for the Common Stock.

(e)	Periodic Reporting Obligations. As long as any of the Securities are still held by any of the Purchasers, or the Placement Agent Warrants or the Common Stock underlying the Series H Preferred Stock, Warrants, or Placement Agent Warrants are still held by the Purchasers or Placement Agent, and if the Company remains subject to the reporting requirements of the Exchange Act, the Company will duly file, on a timely basis, with the Commission and The Nasdaq Stock Market LLC (the “Nasdaq”), or any successor quotation service, exchange or marketplace, all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(f)	Additional Documents. The Company will enter into any customary Closing documentation as the Placement Agent or the Purchasers deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Purchasers.

(g)	No Manipulation of Price. The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of its Common Stock.

(h)	Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board and may not be used, reproduced, disseminated, quoted, or referred to, without the Placement Agent’s prior written consent.

(i)	Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing and at the Placement Agent’s expense, make public their involvement with the Offering.

(j)	Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(k)	Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company, and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent’s providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties hereto acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking divisions. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own accounts or the accounts of its customers and hold long or short position in debt or equity securities of the Company.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 and in the Transaction Documents, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Transaction Documents. The Transactions Documents between the Company and the Purchasers shall have been duly executed and delivered.

(b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement and the sale and issue and allotment of the Offered Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s Counsel and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any (i) a material adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the subsidiaries of the Company (the “Subsidiaries”), taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(d) Placement Agent Compensation. The Cash Fee, the Placement Agent Warrants, and the non-accountable expense, calculated in the manner provided in Section 1, and reimbursement of expenses as set forth in Section 6 shall have been paid or delivered to the Placement Agent by wire transfer of immediately available funds to an account or accounts specified by the Placement Agent to the Company on the Closing Date.

(e) Additional Documents. On or before the Closing Date, the Placement Agent and the Placement Agent Counsel shall have received such information and documents as they may reasonably require, including, without limitation, the delivery to the Placement Agent of any legal opinions deliverable under the Purchase Agreement (which shall also cover the Placement Agent Warrants and the Common Stock underlying same) for the purposes of enabling it to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Dominari by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution), and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses. The Company will be responsible for and will pay all expenses relating to the Offering, among other things, including, without limitation, (i) all filing fees and expenses relating to the registration of the applicable Securities with the Securities and Exchange Commission; (ii) all fees and expenses relating to the listing of the Conversion Shares, the Warrant Shares, and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”) on an exchange; (iii) all fees, expenses, and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Placement Agent Counsel) unless such filings are not required in connection with the Company’s proposed exchange listing; (iv) all fees, expenses, and disbursements relating to the registration, qualification, or exemption of the Securities under the securities laws of such foreign jurisdictions as the Placement Agent may reasonably designate; (v) transfer and/or stamp taxes, if any, payable upon the transfer of the Offered Securities from the Company to the Placement Agent; (vi) the fees relating to the engagement of the escrow agent for the Offering; (vii) the fees and expenses of the Company’s accountants; (viii) $150,000 for legal fees and disbursements for the Placement Agent’s legal fees and expenses for the Offering, and (ix) all fees set forth in Section 1(a)(i) through Section 1(a)(iii). The payment of expenses set forth in this Section 6 shall in no way limit or impair the indemnification and contribution provisions of this Agreement. The Company shall pay Dominari’s legal fees, and same are due and payable, regardless of whether a Transaction closes or not.

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each of the Placement Agent, its affiliates, and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents, shareholders, and employees of the Placement Agent, their affiliates and each such controlling person (the Placement Agent, and each such entity or person, an “Indemnified Person”) from and against any material losses, claims, damages, judgments, assessments, costs, and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing, or defending any actions, whether or not any Indemnified Person is a party thereto, (i) caused by a material breach by the Company of any of its representations, warranties, or covenants contained in this Agreement or in any certificate delivered by or on behalf of the Company in connection with this Agreement, (ii) caused by, or arising out of or in connection with, any material untrue statement or alleged untrue statement of a material fact contained in the Company’s reports, schedules, forms, statements, and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such documents), or (iii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services, or transactions; provided, however, that, in the case of clause (iii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that have resulted primarily from such Indemnified Person’s (x) gross negligence, bad faith, or willful misconduct in connection with any of the advice, actions, inactions, or services referred to above or (y) use of any Offering materials or information concerning the Company in connection with the offer or sale of the Offered Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence, bad faith, or willful misconduct; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to any Liabilities to the extent they have result from any tax imposed on, or measured by reference to, (i) the Indemnified Person’s net income arising in respect of any fees or payments set forth in this Agreement, including the Cash Fee and the Placement Agent Warrants or (ii) the Indemnified Person’s net income or gains in respect of the Offering or holding the Series H Preferred Stock. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

(b) Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by any Indemnified Person assume the defense of any such action including the employment of counsel reasonably satisfactory to such Indemnified Person, which counsel may also be Haynes and Boone, LLP. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of an Indemnified Person (which shall not be unreasonably withheld), settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage, or liability is incurred and is due and payable.

(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (ii) the fees received by any such Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services, or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions, or services.

(e) The reimbursement, indemnity, and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

(f) The Company acknowledges that none of the Indemnified Parties is acting as an attorney, accountant, or negotiator, that the Placement Agent will not make any recommendations about the Financing Transaction, and that the Company will seek its own professional advice with respect to any Transaction.

(g) The parties hereto agree that the obligations of each of the parties are solely corporate obligations, and that no officer, director, employee, agent, or shareholder of either party shall be subjected to any personal liability whatsoever to any person, nor will any claim for liability or suit be asserted by, or on behalf of, either party. In no event shall any of the Placement Agent be liable to the Company, nor will the Company be liable to the Placement Agent, whether a claim be in tort, contract, or otherwise, for any amount in excess of the total amount paid by the Company to such Placement Agent under this Agreement.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive issue and allotment of and payment for the shares and warrants sold hereunder and any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied, or e-mailed and confirmed to the parties hereto as follows:

If to the Placement Agent:

Dominari Securities LLC

725 Fifth Avenue, 23rd Floor

New York, New York 10022

Attn: Christopher Schiavello

Email: cschiavello@dominarisecurities.com

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st floor

New York, NY 10036

Attn: Ross Carmel, Esq.

Email: rcarmel@srfc.law

If to the Company:

XWELL, Inc.

254 West 31st Street, 11th Floor

New York, NY 10001

Attn: Ezra T. Ernst

Email: eernst@xwell.com

With a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attn: Rick Werner

Email: rick.werner@haynesboone.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Prior Agreement. This Agreement supersedes and replaces in its entirety that certain letter agreement, dated as of February 11, 2026 (the “Letter Agreement”), by and between the Placement Agent and the Company, in its entirety, with respect to the Offering only. Notwithstanding the foregoing, the Letter Agreement shall remain in full force and effect with respect to future offerings (as that term is defined in the Letter Agreement), but may be subsequently superseded and replaced in respect of such future offerings.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers, and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York, New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action, or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action, or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action, or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents, and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages, or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.

Section 14. Right of First Refusal. If, from the date hereof until the 24-month anniversary following consummation of the Offering, the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, the Placement Agent (or any affiliate designated by the Placement Agent) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness, the Placement Agent (or any affiliate designated by the Placement Agent) shall have the right to act as sole book-runner, sole manager, sole underwriter or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, the Placement Agent (or any affiliate designated by the Placement Agent) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If the Placement Agent or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. In compliance with FINRA Rule 5110(g)(5)(B), the Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by the Placement Agent of this Agreement or a material failure by the Placement Agent to provide the services as contemplated by this Agreement. The services provided by the Placement Agent are solely for the benefit of the Company and are not intended to confer any rights upon any persons or entities not a party hereto (including without limitation, securityholders, employees or creditors of the Company) as against the Placement Agent or its directors, officers, agents and employees.

Section 15. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering of the Offered Securities: (i) the Placement Agent has acted at arm’s length, is not an agent of, and owes no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement, and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

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[SIGNATURE PAGE TO THE PLACEMENT AGENT AGREEMENT]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

DOMINARI SECURITIES LLC

By:	/s/ Eric Newman
Name: Eric Newman
Title: Executive Vice President & Global Head of Investment Banking

The foregoing Placement Agent Agreement is hereby confirmed and accepted as of the date first above written.

XWELL, INC.

By:	/s/ Ezra T. Ernst
Name: Ezra T. Ernst
Title: President & CEO

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